UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015

INSITE VISION INCORPORATED

(Exact Name of registrant as specified in its charter)

Delaware	000-22332	94-3015807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

965 Atlantic Ave. Alameda, California		94501
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 510-865-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On June 8, 2015, InSite Vision Incorporated, a Delaware corporation (the “Company”), QLT Inc, a corporation incorporated under the laws of British Columbia (“QLT”), and Isotope Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of QLT (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will, subject to the satisfaction or waiver of the conditions therein, merge with and into the Company, and the Company will be the surviving corporation (the “Surviving Corporation”) in the merger and a wholly owned indirect subsidiary of QLT (the “Merger”).

The Boards of Directors of the Company and QLT have each unanimously approved the Merger Agreement. The Merger Agreement is subject to, among other things, adoption by the Company’s stockholders. The Board of Directors of the Company (the “Company Board”) unanimously recommends that the Company’s stockholders adopt the Merger Agreement.

Pursuant to the terms of the Merger Agreement and subject to the conditions therein, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time (the “Company Common Stock”) (except shares owned by QLT or a subsidiary of QLT and shares held by stockholders who exercise their appraisal rights under Delaware law) will be cancelled and will be automatically converted into the right to receive 0.048 of validly issued, fully paid and non-assessable shares of QLT common shares (the “Merger Consideration”). No fractional shares will be issued in connection with the Merger, and the Company’s stockholders will receive cash in lieu of any fractional shares in the Merger pursuant to the terms of the Merger Agreement.

Pursuant to the terms of the Merger Agreement and subject to the conditions therein, at the Effective Time, each option to acquire shares of Company Common Stock that is outstanding and unexercised as of immediately prior to the Effective Time will terminate and have no further effect, and the holder thereof will have no right to receive any consideration therefor. However, holders of any such options will have at least five days prior to the closing of the Merger to fully exercise their options.

Pursuant to the terms of the Merger Agreement and subject to the conditions therein, at the Effective Time, each warrant to purchase shares of Company Common Stock (collectively, the “Company Warrants”) that is outstanding and unexercised immediately prior to the Effective Time, will become converted into and become a warrant to purchase QLT common shares and QLT will assume each such Company Warrant, in each case in accordance with its terms.

Until the Company’s stockholders adopt the Merger Agreement, the Company may, subject to the requirements of the Merger Agreement, provide information and participate in discussions with respect to unsolicited third-party proposals that the Company Board believes in good faith, after consultation with its independent financial advisors and outside counsel, constitutes or would reasonably be expected to result in a Superior Proposal. If the Company terminates the Merger Agreement in connection with a Superior Proposal, the Company must pay QLT the Termination Fee (as defined below). The Termination Fee is also payable in other limited circumstances involving a competing proposal and termination of the Merger Agreement.

Pursuant to the terms of the Merger Agreement, the Company is required to submit to the United States Food and Drug Administration (the “FDA”) a new drug application with respect to BromSite™ (the “BromSite NDA”).

Consummation of the Merger is subject to various closing conditions, including, among other things, (1) the adoption of the Merger Agreement by the Company’s stockholders, (2) the absence of any legal restraints or prohibitions on the consummation of the Merger, and (3) the effectiveness of the registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the “SEC”) with respect to the shares of QLT common shares constituting the Merger Consideration. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct, the other party having performed in all material respects its obligations under the Merger Agreement and the other party not having suffered a material adverse effect.

In addition, QLT’s obligation to consummate the Merger is conditioned on (1) 60 days having elapsed following the date of the FDA’s receipt of the BromSite NDA for review and the FDA having not issued any written communication to the Company refusing to file the BromSite NDA for review, and (2) 74 days having elapsed following the date of the FDA’s receipt of the BromSite NDA for review and the FDA having not issued any written communication to the Company that asserts a deficiency that is reasonably likely to require one or more additional clinical studies with respect to BromSite™ to be conducted prior to initiating the marketing and sale of BromSite™ in the United States for the treatment of postoperative inflammation and prevention of ocular pain in patients undergoing cataract surgery.

The Merger Agreement contains certain negotiated representations, warranties and covenants made by each of the Company and QLT. The Merger Agreement also contains customary mutual pre-closing covenants, including, among other things, the obligation of the Company to conduct its business in all material respects in the ordinary course, and the obligation of QLT to refrain from changing its capitalization.

The Merger Agreement contains certain termination rights for each of the Company and QLT, including the right of each party to terminate the Merger Agreement if the Merger has not been consummated by December 8, 2015 (the “End Date”).

Pursuant to the Merger Agreement, QLT will be entitled to receive a termination fee of $1,170,000 million from the Company (the “Termination Fee”) in the event that:

•	the Merger Agreement is terminated by the Company in order to enter into an agreement relating to a Superior Proposal;

•	prior to the Company’s stockholders adopting the Merger Agreement, the Merger Agreement is terminated by QLT because (1) the Company Board changes its recommendation relating to the vote on the Merger Agreement by the Company’s stockholders, (2) the Company’s Board, upon request of QLT following any publicly announced or disclosed third-party acquisition proposal, fails to affirm the Company Board’s recommendation to approve the Merger Agreement, or (3) the Company materially breaches its obligations relating to the non-solicitation of competing transactions under the Merger Agreement;

•	the Merger Agreement is terminated by QLT (1) following the End Date (so long as the Company’s stockholders have not adopted the Merger Agreement), or (2) due to the failure of the Company’s stockholders to adopt the Merger Agreement, and (a) prior to the termination of the Merger Agreement, a third party made a competing acquisition proposal or publicly indicated an intention to make a competing proposal, and (b) within 12 months following such termination of the Merger Agreement, the Company consummates a change in control transaction.

As structured, the parties expect that the proposed Merger will be taxable to the Company’s stockholders. However, the actual tax treatment of the Merger cannot be determined at this time.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of QLT and Merger Sub. In addition, such representations and warranties (1) have been made only for purposes of the Merger Agreement, (2) have been qualified by certain disclosures made to QLT and Merger Sub not reflected in the text of the Merger Agreement, (3) may be subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (4) were made only as of the date of the Merger Agreement or other specific dates and (5) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other reports and documents that the Company files with the SEC.

In connection with the consummation of the Merger, certain holders of the Company’s outstanding 12% Senior Secured Notes (the “Notes”) have agreed to waive their rights to a mandatory redemption of such holders’ Notes in connection with the consummation of the Merger. Following the closing of the Merger, the Company has agreed to repurchase the warrants for cash consideration or, at the warrant holder’s election, allow the warrants to become exercisable for QLT common stock.

Secured Note

In connection with the execution of the Merger Agreement, on June 8, 2015, the Company and QLT entered into a secured note (the “Secured Note”) pursuant to which QLT agreed, subject to the terms and conditions thereof, to provide a secured line of credit of up to $9,853,333 to the Company.

Pursuant to the terms of the Secured Note, the Company borrowed, contemporaneously with execution of the Secured Note, an amount equal to $2,360,000 in connection with the Company’s preparation of the BromSite NDA. Subject to the execution by U.S. Bank National Association, as collateral agent, of an intercreditor agreement among the Company, QLT and the existing holders of the Company’s outstanding 12% notes, the Company has the right to draw an additional $600,000 to finance certain manufacturing costs, and beginning in June 2015, may also borrow up to $1,100,000 per month for six months, and up to $293,333 in December.

The Secured Note is secured by substantially all of the assets of the Company pursuant to the terms of a Security Agreement, dated as of June 7, 2015 (the “Security Agreement”), between the Company and QLT. The Secured Note is secured is further secured by certain copyrights, trademarks, patents and patent applications of the Company pursuant to the terms of an IP Security Agreement, dated as of June 7, 2014 (the “IP Security Agreement”), between the Company and QLT.

All borrowings under the Secured Note will accelerate and become due and payable under certain circumstances in which the Merger Agreement terminates, including if (1) QLT terminates the Merger Agreement as a result of the Company’s Board effecting a change in its recommendation that Company stockholders vote in favor of the Merger or recommend an alternative transaction or due to the Company’s material breach of its obligations relating to the solicitation of a competing transaction, (2) the Company terminates the Merger Agreement to engage in a competing transaction, or (3) the Company completes a competing transaction following the termination of the Merger Agreement.

The foregoing summary of the Secured Note does not purport to be complete and is qualified in its entirety by the Secured Note, the Security Agreement and the IP Security Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and each of which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation

The information included in Item 1.01 of this Current Report on Form 8-K under the Heading “Secured Note” is incorporated by reference into this item 2.03 of this Current Report on Form 8-K.

Item 8.01.	Other Events.

On June 8, 2015, the Company issued a press release announcing that the Company, QLT and Merger Sub entered into the Merger Agreement pursuant to which Merger Sub will, subject to satisfaction or waiver of the conditions therein, merge with and into the Company, and the Company will be the surviving corporation in the Merger and a wholly owned indirect subsidiary of QLT. A copy of such press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Statements in this document that are not strictly historical, including statements regarding the proposed acquisition, the expected timetable for completing the transaction, the timetable for and ability of QLT and InSite Vision to make future filings with the FDA, including with respect to BromSite and DexaSite, and to conduct future clinical trials, including with respect to the QLT retinoid product candidate, the benefits and synergies of the transaction, including for InSite Vision’s and the combined company’s stockholders, future opportunities for the combined businesses, including with respect to its product candidates and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which QLT and InSite Vision operate; the commercial success of QLT’s and InSite Vision’s products; the parties’ ability to satisfy the merger agreement conditions and consummate the merger on the anticipated timeline or at all; QLT’s ability to successfully integrate InSite Vision’s operations and employees with QLT’s existing business; the ability to realize anticipated growth, synergies and cost savings; QLT’s and InSite Vision’s research and development risks, including with respect to QLT091001, QLT’s lead retinoid product candidate, for the treatment of inherited retinal diseases, and InSite Vision’s efforts to develop and obtain FDA approval of BromSite™ and DexaSite™, and the combined company’s ability to successfully commercialize, either alone or with partners, such product candidates. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in (i) QLT’s SEC filings, including its Annual Report on Form 10-K (as amended) for the fiscal year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 under the caption “Risk Factors” and elsewhere in such reports; and (ii) InSite Vision’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 under the caption “Risk Factors” and elsewhere in such reports. The forward-looking statements made herein speak only as of the date hereof and none of QLT, InSite Vision or any of their respective affiliates assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

No Offer or Solicitation

The information in this Form 8-K is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

QLT will file with the SEC a registration statement on Form S-4, which will include a prospectus with respect to QLT’s shares of common stock to be issued in the Merger and a proxy statement of the Company in connection with the Merger between QLT and the Company (the “Proxy

Statement/Prospectus”). The Proxy Statement/Prospectus will be sent or given to the stockholders of the Company and will contain important information about the Merger and related matters. THE COMPANY’S SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Proxy Statement/Prospectus and other relevant materials (when they become available) and any other documents filed by QLT or the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the Proxy Statement/Prospectus from QLT or the Company by contacting either (1) “QLT Investor Relations,” QLT Inc, 887 Great Northern Way, Suite 250, Vancouver, British Columbia, Canada, V5T 4T5, or by going to QLT’s website at www.qltinc.com under the heading “Investors” or (2) Investor Relations by mail at InSite Vision Incorporated, 101 965 Atlantic Ave., Alameda, California, 94501, Attn: Investor Relations Department, by telephone at 510-865-8800, or by going to the Company’s Investor Info page on its corporate website at www.insitevision.com.

Participants in the Solicitation

QLT and the Company and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger and may have direct or indirect interests in the Merger. Information about QLT’s directors and executive officers is set forth in QLT’s Proxy Statement on Schedule 14A for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on November 19, 2014, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on April 30, 2015. These documents are available free of charge at the SEC’s website at www.sec.gov, and from QLT’s website at www.qltinc.com under the heading “Investors” and then under the heading “Proxy Circulars,” or upon request directly to QLT to the attention of “QLT Investor Relations,” 887 Great Northern Way, Suite 250, Vancouver, British Columbia, Canada, V5T 4T5. Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on February 19, 2015, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 18, 2015. These documents are available free of charge at the SEC’s website at www.sec.gov, and from the Company by contacting Investor Relations by mail at InSite Vision Incorporated, 101 965 Atlantic Ave., Alameda, California, 94501, Attn: Investor Relations Department, by telephone at 510-865-8800, or by going to the Company’s Investor Info page on its corporate website at www.insitevision.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the Proxy Statement/Prospectus that QLT will file with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of June 8, 2015, by and among the Company, QLT and Merger Sub.

10.1	Secured Note, dated as of June 8, 2015, by and between the Company and QLT.

10.2*	Security Agreement, dated as of June 8, 2015, by and between the Company and QLT.

10.3	IP Security Agreement, dated as of June 8, 2015, by and between InSite Vision Incorporated and QLT Inc.

99.1	Press Release, dated June 8, 2015.

*	The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. InSite Vision Incorporated will furnish a copy of such omitted document to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2015	INSITE VISION INCORPORATED

	By:	/s/ Timothy M. Ruane
Timothy M. Ruane
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of June 8, 2015, by and among InSite Vision Incorporated, QLT Inc. and Isotope Acquisition Corp.

10.1	Secured Note, dated as of June 8, 2015, by and between InSite Vision Incorporated and QLT Inc.

10.2*	Security Agreement, dated as of June 8, 2015, by and between InSite Vision Incorporated and QLT Inc.

10.3	IP Security Agreement, dated as of June 8, 2015, by and between InSite Vision Incorporated and QLT Inc.

99.1	Press Release, dated June 8, 2015.

*	InSite Vision Incorporated has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. InSite Vision Incorporated will furnish a copy of such omitted document to the SEC upon request.